Exhibit 10.15

PARADE SPONSORSHIP AGREEMENT

This Parade Sponsorship Agreement (this “Agreement”) is entered into as of November 7, 2006 (the “Effective Date”) by and between MY/ZP IP Group, Ltd., a Texas limited partnership (“MY/ZP”), and Chuy’s Opco, Inc., a Delaware corporation (“Chuy’s”). MY/ZP and Chuy’s are referred to collectively a the “Parties”.

RECITALS

A. MY/ZP has managed and operated a parade known as the “Chuy’s Children Giving to Children Parade” which is held annually in November in Austin, Texas (the “Parade”);

B. MY/ZP has obtained a U.S. federal trademark registration, Reg. No. 3100040, for the mark “Chuy’s Children Giving to Children Parade” for charitable services, namely “collecting money for needy children” and “collecting toys for needy children” (referred to hereinafter as the “Parade Mark”);

C. Chuy’s desires to obtain, and MY/ZP desires to grant to Chuy’s, the right to sponsor, manage and operate the Parade and use the Parade Mark in connection therewith, all on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Rights by MY/ZP.

(a) License to Parade Mark.

(i) Subject to the terms and conditions of this Agreement, MY/ZP hereby grants to Chuy’s a limited, non-exclusive, royalty-free, irrevocable, non-transferable right and license to use the Parade Mark as necessary in connection with Chuy’s sponsorship, management and operation of the Parade during the Term (as defined below).

(ii) Chuy’s acknowledges and agrees that (1) Chuy’s use of the Parade Mark will be in accordance with MY/ZP’s standards, specifications and instructions to the extent provided to Chuy’s, (2) all use of the Parade Mark by Chuy’s will be in a manner intended to reflect favorably on and preserve the value of the Parade Mark and the Parade, for the benefit of MY/ZP, (3) all right, title and interest in and to the Parade Mark (including any improvements, modifications or derivatives of any of the foregoing) are, and will remain, the exclusive property of MY/ZP, except with respect to the Chuy’s name and mark, and (4) to the extent that Chuy’s has or is deemed to have acquired any right, title or interest in or to any of the foregoing property, Chuy’s hereby assigns and transfers all of its right, title and interest in and to such property to MY/ZP, except with respect to the Chuy’s name and mark. Chuy’s further agrees to execute and deliver such documents as MY/ZP may reasonably request from time to time to confirm and further implement the intent of the preceding sentence. All rights not specifically granted to Chuy’s with respect to the Parade Mark pursuant to this Section 1(a) are reserved by MY/ZP. Chuy’s agrees that, unless otherwise expressly approved in writing by MY/ZP, each usage of any of the Parade Mark will be followed by the “™” “SM” or “®” trademark notice symbol, as appropriate.

(iii) Chuy’s will not seek any trademark registration for the Parade Mark or any name or mark confusingly similar with “Children Giving to Children Parade” during the Term or at anytime thereafter so long as MY/ZP maintains and has not abandoned such mark. Furthermore, Chuy’s will promptly notify MY/ZP of any and all infringements or attempted infringements of the Parade Mark that may come to Chuy’s attention, and will provide reasonable assistance to MY/ZP in any action taken by MY/ZP with respect to such infringement.

(b) Grant of Rights to Sponsor, Manage and Operate the Parade. Subject to the terms and conditions of this Agreement, MY/ZP hereby grants to Chuy’s any and all rights of MY/ZP to sponsor, manage and operate the Parade during the Term. Chuy’s agrees to use commercially reasonable efforts to sponsor, manage and operate the Parade during the Term in accordance with general, past historical practice of MY/ZP and applicable law. MY/ZP will use good faith, best efforts to cause all sponsorships committed for the 2006 Parade to be made available for use by Chuy’s in its management and operation of the 2006 Parade, subject only to Chuy’s fulfillment of the obligations relating to such sponsorships set forth on Schedule 1(b) of this Agreement.

2. Grant of Limited License by Chuy’s in “Chuy’s” Name.

(a) Subject to the terms and conditions of this Agreement, Chuy’s hereby grants to MY/ZP a limited, non-exclusive, royalty-free, irrevocable, non-transferable right and license to use the “Chuy’s” name (the “Chuy’s Name”) as part of the Parade Mark, and consents to the continued registration of the Parade Mark with the term CHUY’S and the domain name chuysparade.com, only during the Term of this Agreement and only for the purpose of granting Chuy’s the license in the Parade Mark in accordance with Section 1(a) above.

(b) Following the expiration or termination of the Term (if not done sooner by MY/ZP), MY/ZP will take all appropriate action to remove the Chuy’s Name from the Parade Mark and cancel registration Reg. No. 3100040 for the mark “Chuy’s Children Giving to Children Parade” and the domain name registration for chuysparade.com. MY/ZP acknowledges and agrees that (i) MY/ZP is only granted a limited license to use the Chuy’s Name on the terms and conditions of this Agreement, (ii) all rights to the CHUY’S name and mark inure to the benefit of Chuy’s, and (iii) MY/ZP will not acquire any ownership in the Chuy’s Name by virtue of this Agreement.

3. Term; Termination. The initial term of this Agreement will commence on the Effective Date and continue until the earlier of (a) November 30, 2007 or (b) the day after the conclusion of the 2007 Parade (the “Initial Term”), and will automatically renew for consecutive one (1)-year renewal terms (each, a “Renewal Term”) unless Chuy’s notifies MY/ZP on or before April 1, 2007 (with respect to the first Renewal Term), and April 1 of any other then current term of its intent not to renew (the Initial Term and any Renewal Terms will be referred to collectively as the “Term”). Either Party may terminate this Agreement prior to the expiration of the Term as follows: (i) by a Party immediately upon notice to the other Party if the other Party breaches any provision of this Agreement and fails to cure the breach within fourteen (14) days after notice of the breach; or (ii) by a Party immediately upon notice to the other Party if the other Party is insolvent or has a petition brought by or against it under the insolvency laws of any jurisdiction; if the other Party makes a general assignment for the benefit of creditors; if the other Party has been dissolved, wound up, or liquidated; or if a receiver, trustee, or similar agent is appointed with respect to any substantial portion of the property or business of the other Party. Notwithstanding anything to the contrary in this Agreement, termination or expiration of this Agreement will not affect any of the Parties’ respective rights or obligations that are (i) vested pursuant to this Agreement as of the effective date of such termination or expiration (including obligations for payment, indemnity and remedies for breach of this Agreement); or (ii) reasonably intended by the Parties to survive such termination or expiration, including Section 1(a)(ii)(3) and (4), the last three sentences of Section 1(a)(ii), Section 1(a)(iii), the third sentence of Section 1(b), Section 2(b), and Sections 3 through 11 of this Agreement.

4. Assignment. Neither Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, that either Party may assign its rights and obligations under this Agreement to any acquiror of all or substantially all of such Party’s assets (whether by way of merger, asset sale or otherwise), to the extent that such acquiror agrees in writing to be bound by and subject to the terms and conditions of this Agreement and, provided further, that Chuy’s may collaterally assign this Agreement to its financing sources without the consent of MY/ZP. Any attempted or actual assignment or transfer in violation of the provisions of this Section 4 will be void.

5. Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party hereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be a waiver of any other or subsequent breach.

6. Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate Party at the address specified below:

If to Chuy’s, to:

Chuy’s Opco, Inc.

1623 Toomey Road

Austin, Texas 78704

Facsimile No.: 512-476-5157

Attention: Chief Executive Officer

with a copies to:

Goode Partners LLC

667 Madison Avenue

21st Floor

New York, New York 10021

Facsimile No: 212-317-2827

Attention: David J. Oddi

and

Jones Day

222 East 41st Street

New York, New York 10017

Facsimile No: 212-755-7306

Attention: Robert A. Profusek, Esq.

If to MY/ZP, to:

MY/ZP IP Group, Ltd.

1623 Toomey Road

Austin, Texas 78704

Facsimile No.: 512-476-5157

Attention: Mike Young/John Zapp

with a copy to:

Graves, Dougherty, Hearon & Moody, P.C.

401 Congress Avenue, Suite 2200

Austin, Texas 78701

Facsimile No.: 512-478-1976

Attention: Clarke Heidrick, Esq.

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

7. Severability. The illegality or partial illegality of any or all of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the Parties to be contained herein.

8. Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

9. Dispute Escalation and Binding Arbitration; Jurisdiction.

(a) In the event of any dispute, controversy or claim of any kind or nature arising under or in connection with this Agreement (including disputes as to the creation, validity, interpretation, breach or termination of this Agreement) (a “Dispute”), then upon the written request of either Party, each Party will appoint a designated senior business executive whose task it will be to meet for the purpose of endeavoring to resolve the Dispute. The designated executives will meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. Such executives will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the designated executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. No formal proceedings for the resolution of the Dispute may be commenced until the earlier to occur of (i) a good faith mutual conclusion by the designated executives that amicable resolution through continued negotiation of the matter in issue does not appear likely or (ii) the 30th day after the initial request to negotiate the Dispute.

(b) Any Dispute, if not resolved informally through negotiation between the Parties as contemplated by Section 9(a), will be resolved by final and binding arbitration conducted in accordance with and subject to JAMS Comprehensive Arbitration Rules and Procedures of JAMS then in effect. One arbitrator will be selected by the Parties’ mutual agreement or, failing that, by JAMS (provided, that, in any event, the arbitrator must be listed as an approved arbitrator by the Dallas office of JAMS and be a former Texas state civil court judge or federal court judge) (the “Arbitrator”), and the Arbitrator will allow such discovery as is appropriate, consistent with the purposes of arbitration in accomplishing fair, speedy and cost effective resolution of disputes. The Arbitrator will reference the Federal Rules of Civil Procedure then in effect in setting the scope of discovery, except that no requests for admissions will be permitted and interrogatories will be limited to identifying (i) persons with knowledge of relevant facts and (ii) expert witnesses and their opinions and the bases therefore. Judgment upon the award rendered in any such arbitration may be entered in any court having jurisdiction thereof.

Any negotiation, mediation or arbitration conducted pursuant to this Section 9 will take place in Austin, Texas. Each Party will bear its own costs and expenses with respect to any such negotiation or arbitration, including one-half of the fees and expenses of the arbitrators, if applicable. Other than those matters involving injunctive relief or any action necessary to enforce the award of the arbitrators, the Parties agree that the provisions of this Section 9 are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any Dispute. Nothing in this Section 9 prevents the Parties from exercising their right to terminate this Agreement in accordance with Section 3.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Counterparts. This document may be executed in two or more separate counterparts, each of which, when so executed, will be deemed to be an original. Such counterparts will together constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

11. Entire Agreement; Amendment; Interpretation. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement may only be modified or amended upon the mutual written consent of the Parties. Unless the context otherwise requires, (i) all references to Sections are to be Sections of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” (v) all reference to $ or dollar amounts will be to lawful currency of the United States, (vi) to the extent the term “day” or “days” is used, it will mean calendar days and (vii) the pronoun “his” refers to the masculine, feminine and neuter.

IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

CHUY’S OPCO, INC.

By:	/s/ David J. Oddi
Name: David J. Oddi
Title: Vice President

MY/ZP IP GROUP, LTD.

By: MY/ZP IP Group GP, LLC, its sole general partner

By:	/s/ Michael R. Young
Name: Michael R. Young
Title: President

Parade Sponsorship Agreement

Signature Page